                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 66,263 shares of Common Stock of USA Technologies, Inc. of our report dated September 14, 1999, with respect to the consolidated financial statements of USA Technologies, Inc. included in its Annual Report (Form 10KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
October 25, 1999